Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-136477) of Hawthorn Bancshares, Inc. (formerly known as Exchange National Bancshares, Inc.) of our report dated June 26, 2008, with respect to the financial statements of the Hawthorn Bancshares Profit Sharing 401(k) Plan (formerly known as The Exchange National Bancshares Profit Sharing 401(k) Plan) included in this Annual Report (Form 11-K) for the year ended December 31, 2007.

/s/ BKD, llp
St. Louis, Missouri
June 26, 2008